EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Jones Group Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2013, relating to the consolidated financial statements, the effectiveness of The Jones Group Inc.'s internal control over financial reporting and schedule of The Jones Group Inc. appearing in The Jones Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

New York, New York

June 24, 2013